As filed with the Securities and Exchange Commission on March 7, 2007

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________________

VEOLIA ENVIRONNEMENT

(Exact name of registrant as specified in its charter)

France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

36/38, avenue Kléber

75116 Paris

France

(Address of principal executive offices, including zip code)

_____________________________

2006 Share Subscription Option Plan

(Full title of the plan)

T. Michael O'Brien

Veolia Water North America Operating Services

184 Schuman Boulevard

Naperville, IL 60563

(630) 717-2236

(Name, address and telephone number, including area code, of agent for service)

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, nominal value €5.00 per share	265,900 (2)	$58.60 (3)	$15,581,773.24 (3)	$478.36

(1)

This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional ordinary shares, nominal value €5.00 per share (the "Ordinary Shares"), of Veolia Environnement (the "Registrant") which become issuable under any of the Registrant's plans registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(2)	Represents 265,900 Ordinary Shares subject to outstanding awards under the 2006 Share Purchase Option Plan.

(3)

Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the per share exercise price of the stock options, translated into U.S. dollars at the noon buying rate in New York City on March 5, 2007, for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York on that date.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	Plan Information.*
ITEM 2.	Registrant Information and Employee Annual Information.*

_________________________

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the "SEC") by the Registrant are incorporated by reference in this Registration Statement:

(a)          the Registrant's Annual Report on Form 20-F (No. 001-15248), as filed with the SEC on June 29, 2006 (the "Annual Report on Form 20-F"), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest financial year for which such statements have been filed;

(b)          the description of the Registrant's Ordinary Shares set forth in Item 10 in the Registrant's Annual Report on Form 20-F with the exception of the sections captioned "Exchange Controls", "Taxation", "Documents on Display", "Enforceability Of Civil Liabilities Against Foreign Persons" and "Statement on Corporate Governance as Required by Section 303a.11 of the New York Stock Exchange’s Listed Company Manual"; and

(c)          the Registrant's reports on Form 6-K (File No. 001-15248), as furnished to the SEC on February 3, March 8, March 14, March 21, April 11, April 13, April 28, May 15, May 17, May 30, June 2, June 16, June 19, June 20, June 26, July 5, July 28, July 31, August 2, September 18, September 25, October 13, November 8 and November 22, 2006 and January 18, January 24, January 30, February 5 and February 7, 2007.

All reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be a part hereof from the date of filing such documents. In addition, reports on Form 6-K deemed filed by the Registrant with the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 4.	Description of Securities.
Not applicable.
ITEM 5.	Interests of Named Experts and Counsel.
The legality of the Ordinary Shares offered hereby has been passed upon for the Registrant by Mr. Alain Tchernonog, General Counsel of the Registrant, who owns 115 Ordinary Shares and has options to purchase 90,030 Ordinary Shares.
ITEM 6.	Indemnification of Directors and Officers.
The Registrant maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act.
ITEM 7.	Exemption from Registration Claimed.
Not applicable.
ITEM 8.	Exhibits.
See attached exhibit list.
ITEM 9.	Undertakings.

(a)          The Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

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(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 6th day of March, 2007.

VEOLIA ENVIRONNEMENT
By:	/s/ Henri Proglio
Name:	Henri Proglio
Title:	Chairman of the Board and CEO

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mr. Henri Proglio, Mr. Jérôme Contamine and Mr. Alain Tchernonog his true and lawful attorney-in-fact- and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file a Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Ordinary Shares of the Registrant and any and all amendments (including post-effective amendments) to any such Registration Statement on Form S-8 with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Henri Proglio Henri Proglio	Chairman and Chief Executive Officer and Director	December 12, 2006

/s/ Jean Azéma Jean Azéma	Director	December 12, 2006

/s/ Daniel Bouton Daniel Bouton	Director	December 12, 2006

/s/ Jean-Marc Espalioux Jean-Marc Espalioux	Director	December 12, 2006

/s/ Jean-François Dehecq Jean-François Dehecq	Director	December 12, 2006

/s/ Paul-Louis Girardot Paul-Louis Girardot	Director	December 12, 2006

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/s/ Philippe Kourilsky Philippe Kourilsky	Director	December 12, 2006

/s/ Serge Michel Serge Michel	Director	December 12, 2006

/s/ Baudouin Prot Baudouin Prot	Director	December 12, 2006

/s/ Georges Ralli Georges Ralli	Director	December 12, 2006

/s/ Louis Schweitzer Louis Schweitzer	Director	December 12, 2006

/s/ Murray Stuart Murray Stuart	Director	December 12, 2006

/s/ Jérôme Contamine Jérôme Contamine	Senior Executive Vice President and Chief Financial Officer	December 12, 2006

/s/ Pierre-François Riolacci Pierre-François Riolacci	Group Finance Controller (Chief Accounting Officer)	December 12, 2006

/s/ T. Michael O’Brien T. Michael O’Brien	Authorized U.S. Representative	December 12, 2006

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Exhibit Index

Exhibit Number	Description
4.1	Registrant's Statuts (previously filed as Exhibit 1 to the Registrant's Annual Report on Form 20-F and incorporated herein by reference).
4.2*	2006 Share Subscription Option Plan.
5.1*	Opinion of Alain Tchernonog, General Counsel, as to the Legality of the Ordinary Shares.
23.1*	Consent of Salustro Reydel, member of KPMG International, and Ernst & Young et Autres.
23.2*	Consent of Alain Tchernonog (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on the Signature Page).

_________________________________

*	Filed herewith.

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